Exhibit 99.2

 December 14, 2020    Delivering Value, Driving Long-Term Growth

 Disclaimer  CAUTION REGARDING FORWARD-LOOKING STATEMENTSThis communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Huntington and TCF, the expected timing of completion of the transaction, and other statements that are not historical facts.  Such statements are subject to numerous assumptions, risks, and uncertainties.  Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements.  Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.  The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements:  changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Huntington and TCF; the outcome of any legal proceedings that may be instituted against Huntington or TCF; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Huntington and TCF do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Huntington and TCF successfully; the dilution caused by Huntington’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Huntington and TCF.  Additional factors that could cause results to differ materially from those described above can be found in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended September 30, 2020, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of Huntington’s website, http://www.huntington.com, under the heading “Publications and Filings” and in other documents Huntington files with the SEC, and in TCF’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended September 30, 2020, each of which is on file with the SEC and available on TCF’s investor relations website, ir.tcfbank.com, under the heading “Financial Information” and in other documents TCF files with the SEC.All forward-looking statements speak only as of the date they are made and are based on information available at that time.  Neither Huntington nor TCF assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.IMPORTANT ADDITIONAL INFORMATIONIn connection with the proposed transaction, Huntington will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Huntington and TCF and a Prospectus of Huntington, as well as other relevant documents concerning the proposed transaction.  The proposed transaction involving Huntington and TCF will be submitted to TCF’s shareholders and Huntington’s shareholders for their consideration.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  INVESTORS AND SHAREHOLDERS OF HUNTINGTON AND SHAREHOLDERS OF TCF ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Shareholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Huntington and TCF, without charge, at the SEC’s website http://www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Huntington Investor Relations, Huntington Bancshares Incorporated, Huntington Center, HC0935, 41 South High Street, Columbus, Ohio 43287, (800) 576-5007 or to TCF Investor Relations, TCF Financial Corporation, 333 W. Fort Street, Suite 1800, Detroit, Michigan 48226, (866) 258-1807.PARTICIPANTS IN THE SOLICITATIONHuntington, TCF, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Huntington and TCF in connection with the proposed transaction under the rules of the SEC.  Information regarding Huntington’s directors and executive officers is available in its definitive proxy statement relating to its 2020 Annual Meeting of Shareholders, which was filed with the SEC on March 12, 2020, and other documents filed by Huntington with the SEC.  Information regarding TCF’s directors and executive officers is available in its definitive proxy statement relating to its 2020 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2020, and other documents filed by TCF with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.  Free copies of this document may be obtained as described in the preceding paragraph.USE OF NON-GAAP FINANCIAL MEASURESThis document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Huntington’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, conference call slides, or the Form 8-K related to this document, all of which can be found in the Investor Relations section of Huntington’s website, http://www.huntington.com.  2

Financially Attractive Transaction Increases Scale and Growth

- **Building scale** – creating a top 10 U.S. regional bank
- **Expands prominence** in core markets and **extends into desirable new markets**, resulting in **leading density and distribution**
- **Synergistic transaction** with significant branch overlap produces **highly compelling financial results**
- Creates **peer-leading financial performance**
- **Accelerates digital investments and capabilities** across broader platform to enhance client value proposition
- Further **diversifies combined loan portfolio** across asset classes and markets
- **Lower risk, in-market transaction** benefiting from thorough diligence and **successful integration track record**

Huntington 3

Building Scale – Leading Market Position & Profitability to Drive Value Creation

	Market Cap[1]	Gross Loans & Leases[1]	Total Deposits[1]	Net Income[1]
	$22B	$117B	$134B	$2.1B
U.S. Regional Bank Rank[2]	#6	#6	#8	#5

Leading within Combined Footprint[3]

~70%	of MSAs Top 5 Deposit Rank
#1	Branches
#2	Retail Deposits

Peer-Leading Profitability[4]

~1.3%	ROA
~17%	ROTCE
~55%	Efficiency Ratio

Compelling Value Creation[5]

18%	EPS Accretion
$3.3B	Capitalized Value of Synergies
>20%	IRR

Source: S&P Global, Company Filings; Note: Market data as of 11-Dec-20. [1] Combined market cap includes NPV of cost synergies. Pro forma balance sheet metrics as of the period ended September 30, 2020; excludes purchase accounting adjustments. Net Income reflects 2022E earnings and includes all after-tax transaction adjustments. [2] Excludes Money Center banks, Trust banks, and U.S. subsidiaries of foreign banks. [3] Footprint defined as IL, IN, MI, MN, OH, WI, WV, Denver and Pittsburgh. Retail deposits excludes all deposits above $0.5B at any branch (excluded deposits are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks). [4] Pro forma profitability metrics are based on 2022E consensus estimates, incorporate all transaction adjustments, and assume $490MM pre-tax cost synergies are fully realized. [5] EPS accretion assumes 2022E GAAP EPS with fully realized cost synergies. Capitalized value of synergies: pre-tax synergies of $490MM; calculated as after-tax synergies multiplied by 10x P/E net of total after-tax restructuring costs of $720MM. Assumes 18% tax rate.

Huntington 4

Compelling Combination for Shareholders

Transaction Structure[1]

- 100% stock consideration with fixed exchange ratio of 3.0028 Huntington shares for each TCF share
- $6.0B aggregate consideration, $38.83 per TCF share
- 11.8x Price / 2022E EPS; 6.5x Price / 2022E EPS with fully realized synergies
- 1.5x Price / Tangible Book Value per Share

Ownership


HBAN
69%
31%
TCF

Organization

- Dual headquarters in Columbus, OH and Detroit, MI
  - Columbus will remain headquarters for the holding company and the Consumer Bank
  - Detroit will become headquarters for the Commercial Bank
- Minneapolis, Chicago, and Midland to remain centers of influence

Leadership

- Stephen Steinour will remain the Chairman, President, and CEO of the Holding Company and President and CEO of the Bank
- Gary Torgow will serve as Chairman of the Bank board of directors
- David Porteous will serve as Lead Director of the Holding Company and Bank boards of directors

Board of Directors


HBAN
13
5
TCF

Pro Forma Impact

- 18% EPS accretion in 2022E with fully realized synergies
- 7% tangible book value per share dilution with 2.7 year earnback inclusive of total merger expenses and CECL double count[2]
- 29% dividend accretion to TCF shareholders

Approvals & Timing

- Huntington and TCF shareholder approvals
- Customary regulatory approvals
- Anticipated closing 2Q 2021

[1] Based on Huntington closing share price of $12.93 on 11-Dec-2020. Earnings per share based on 2022E consensus median estimates.
[2] Accretion method earnback. Tangible book value per share dilution inclusive of total merger expenses and CECL double count ($0.62) divided by 2022E GAAP EPS accretion with fully realized cost synergies ($0.23).

Huntington 5

TCF Financial is the Right Partner for Huntington

Established Midwestern Commercial Bank…

$48B
Total Assets

Top 10
Footprint Deposit Market Share

1.5MM
Retail Deposit Customers

11.5%
Common Equity Tier 1 Ratio

…With Specialized, National Commercial Business Lines

tcf Capital Solutions
National equipment finance and leasing

- Lease and equipment finance solutions for small to large companies in sub sectors such as transportation, manufacturing, and healthcare tcf Inventory Finance
National dealer floorplan financing

- Network of 11,000 dealers financing power sports, lawn and garden, marine, specialty vehicles, and RVs

Balanced Loan Portfolio…



Consumer Installment
4 %
Home Equity
10 %
Traditional C&I
18 %
Residential Mortgage
16 %
$ 35B Total Loans
Inventory Finance
6 %
Capital Solutions Loans
10 %
Capital Solutions Leases
8 %
CRE
28 %

…Funded by Strong Consumer Core Deposit Base



Commercial
27 %
$ 39B Total Deposits
73 %
Consumer

Source: Company filings and S&P Global; Note: Financial data as of 30-Sep-20.

Huntington 6

Expands Leadership in Vibrant Markets

#	Market	Presence		Total Deposits ($B)	Retail Deposit Rank[2]	Top 5 Rank
1.	Columbus	Huntington		$28	2	✓
2.	Detroit	Huntington	TCF	18	3	✓
3.	Cleveland	Huntington	TCF	13	1	✓
4.	Chicago	Huntington	TCF	10	10	
5.	Minneapolis		TCF	8	3	✓
6.	Grand Rapids	Huntington	TCF	5	1	✓
7.	Akron	Huntington	TCF	5	1	✓
8.	Indianapolis	Huntington		4	4	✓
9.	Cincinnati	Huntington		4	6	
10.	Pittsburgh	Huntington		4	8	
	Ohio	Huntington	TCF	**$66**	**1**	✓
	Michigan	Huntington	TCF	**40**	**1**	✓
	Illinois	Huntington	TCF	**10**	**10**	
	Minnesota		TCF	**6**	**4**	✓

Combined footprint[1] has total population of 60MM and $3.7T of total GDP, ranking #5 in the world if it were a standalone economy

Combined Footprint Rankings[1]

#1 Total Branches

#2 Retail Deposits[2]



MN
Minneapolis
WI
Grand Rapids
Milwaukee
MI
Chicago
IL
IN
Indianapolis
Denver
CO
Huntington (853)
TCF (464)
3-Mile Overlap (224)
48% of TCF Branches
Detroit
Cleveland
PA
Pittsburgh
Columbus
OH
Cincinnati
WV
KY

Source: S&P Global, The World Bank; Note: Financial data as of most recent quarter. Deposit market share data as of 30-Jun-20. [1] Footprint defined as IL, IN, MI, MN, OH, WI, WV, Denver and Pittsburgh.
[2] Excludes all deposits above $0.5B at any branch (excluded deposits are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks).

Huntington 7

Leading Bank in Attractive, Dynamic & Diverse Geographies

Transaction Enhances Leadership Positions & Adds Highly Attractive MSAs

Pro Forma Deposit Footprint: $135bn



Other States[1] 4 %
Pennsylvania 3%
Indiana 3%
Minnesota 6%
Illinois 7%
Michigan 29%
Ohio 48%







	Current Footprint[2]	Expansion Markets: Minneapolis MSA	Expansion Markets: Denver MSA
Market Size	**$2.0T** Total Market Deposits	**$218B** Total Market Deposits	**$107B** Total Market Deposits
	51MM Total Population	**4MM** Total Population	**3MM** Total Population
	$3.1T Total GDP	**$264B** Total GDP	**$214B** Total GDP
Market Highlights	Columbus **#1** in private sector job growth since 2010	**#1** for Fortune 500 companies per capita	**#2** most educated work force from a state level
	Cleveland **50%** of the area's top industry jobs are in business and e-commerce	**#2** most concentrated population of millennials	**#4** best place for business and careers
	Detroit **#3** city for attracting millennials	**50%** faster projected population growth vs. national avg.	**30%** growth in home sales since September 2019
	Chicago **#1** most diversified economy in the U.S.		
Pro Forma Position	**$123B** Deposits *TCF: 21%*; **20%** Weighted Avg. Market Share; **3** Retail Rank	**$8B** Deposits *TCF: 100%*; **4%** Market Share; **3** Retail Rank	**$0.9B** Deposits *TCF: 100%*; **1%** Market Share; **14** Retail Rank

Source: S&P Global, Bureau of Economic Analysis, The City of Columbus Department of Development, City of Cleveland Economic Development, Michigan Economic Development Corporation, Minnesota Dept. of Employment and Economic Development, Michigan Economic Development Corp., U.S. Census Bureau, Forbes, Minneapolis Amazon HQ2 Proposal, Denver Amazon HQ2 Proposal, Metro Denver; Note: Retail rank excludes all deposits above $0.5B at any branch (excluded deposits are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks).[1] Other states include CO, FL, KY, SD, WI, and WV. [2] Current footprint represents IL, IN, MI, OH, WV, and Pittsburgh MSA.

Huntington 8

     Uniquely Positioned to Win Across Footprint  9  Source: S&P Global; Note: Market share data as of 30-Jun-20. Peers include CFG, CMA, FHN, FITB, KEY, MTB, PNC, RF, TFC, and ZION.Note: Excludes all deposits above $0.5B at any branch (excluded deposits are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks).¹ Weighted average market share shown for top 20 MSAs by deposits.     MSAs with Top 5 Rank  MSA Wtd. Avg. Market Share¹          Leading Density and Distribution to Deliver Expanded Product Set to our Customers

Compelling Pro Forma Financial Impact

Driving Value for Shareholders with Long-Term Upside

Key Assumptions

Earnings

- Projections based on Wall Street consensus estimates

Synergies & Restructuring

- Identified $490MM of pre-tax cost synergies (37% of TCF's total non-interest expense or 40% excluding amortization and lease depreciation)
- Synergies realized 50% in 2021E, 75% in 2022E, and 100% thereafter
- Revenue synergies identified but not modeled
- $150MM incremental technology development investments over 3.5 years[3]
- $880MM one-time pre-tax merger expenses

Other Adjustments

- Loan credit mark-down 2.4%
- Loan rate mark-up 1.1%
- Core deposit intangible equal to 0.50% of TCF's non-time deposits
- Estimated deposit divestiture of ~$450MM
- 18% effective tax rate on TCF earnings and merger adjustments

GAAP EPS Accretion

2021E	2022E	



9 %
13 %
18 %
50% Synergies
75% Synergies (Base Case)
100% Synergies (Fully Realized)

$0.09	$0.16	$0.23

Additional Metrics

- ~10% CET1 Ratio[1]
- ~8% TCE Ratio[1]
- 7% TBVPS Dilution
- 2.7yr TBVPS Earnback[2]
- >20% IRR

Note: See appendix for detail. [1] Pro forma estimated at closing. [2] Accretion method earnback. Tangible book value per share dilution inclusive of total merger expenses and CECL double count ($0.62) divided by 2022E GAAP EPS accretion with fully realized cost synergies ($0.23). [3] Technology development investments expense incurred 40% in year 1 with the remainder depreciated over the subsequent 3 years. 2022E pre-tax impact of $20MM.

Huntington 10

Creates Peer-Leading Financial Performance

Pressing the Huntington Advantage at a Critical Point in the Cycle

Benefits of Increased Scale

Fully Realized Cost Synergies 2022E ROA

~20bp Benefit



~1.3 %
1.1 %
1.1 %
Pro Forma
Peer #1
Peer #6
Peer #3
Peer #5
Peer #7
Peer #8
Peer #4
Peer #9
Peer #2
Peer #10

Fully Realized Cost Synergies 2022E ROTCE

~300bp Benefit



~17 %
14 %
11 %
Pro Forma
Peer #1
Peer #8
Peer #4
Peer #3
Peer #6
Peer #7
Peer #5
Peer #9
Peer #2
Peer #10

Fully Realized Cost Synergies 2022E Efficiency Ratio

~300bp Benefit



~55 %
58 %
63 %
Pro Forma
Peer #1
Peer #5
Peer #8
Peer #9
Peer #3
Peer #6
Peer #4
Peer #7
Peer #2
Peer #10

Source: S&P Global, Capital IQ, IBES Estimates; Note: Assumes fully realized cost synergies.
Note: Peers include CFG, CMA, FHN, FITB, KEY, MTB, PNC, RF, TFC, and ZION. Benefit relative to Huntington's standalone 2022E performance metrics as implied by IBES consensus estimates.

Huntington 11

 Significant Value Creation Driven by Fully Identified Cost Synergies  $490MM of pre-tax cost synergies (fully realized)Elimination of redundancies and duplication enhances operating leverageRobust integration experience: completed 6 transactions since 2010 and over-delivered revenue and cost synergies on the largest, FirstMerit  CostSynergies:$490MM  Source: S&P Global, Company Filings; Note: Market data as of 11-Dec-20. 1 Capitalized value of synergies assumes P-T synergies of $490MM equal to 37% of TCF’s total noninterest expense or 40% excluding lease depreciation and amortization; calculated as A-T synergies multiplied by 10x P/E net of total A-T restructuring costs of $720MM. Assumes 18% tax rate.   Illustrative Value Creation ($B)  Expected Cost Synergies Breakout and Commentary  12

Building the Leading People-First, Digitally-Powered Bank

Starting with a Strong Foundation . . .

#1 in Regional Bank Mobile App Customer Satsfaction[1]


J.D.POWER

. . . With Differentiated Digital Services . . .

Money Management



The Hub

Track and analyze your spending and help you create and reach your financial goals

Personalized Insights

Huntington Heads Up

Leveraging AI to provide personalized and proactive insights

Savings Automation


Money Scout™ moved $19 from checking into savings.

Money Scout

Use AI to analyze your spending habits, income, and upcoming expenses to find money you're not using in your account

. . . and an Accelerated Budget . . .

$150MM Incremental Technology Development Investments over 3.5 Years[2]

. . . to Drive Continued Innovation

Development Investment


~2x
2019
2020
2023E

[1] Huntington received the highest score among regional banks ($55B to $150B in deposits) in the J.D. Power 2019-2020 U.S. Banking Mobile App Satisfaction Study of customers' satisfaction with their financial institution's mobile applications for banking account management. Visit jdpower.com/awards for more details. [2] Technology development investments expense incurred 40% in year 1 with the remainder depreciated over the subsequent 3 years. 2022E pre-tax impact of $20MM.

Huntington 13

Diversified Combined Loan Portfolio

Balanced Combined Loan & Lease Portfolios...


RV / Marine 4%
Other 2%
Commercial 56%
Auto 11%
Home Equity 10%
Traditional C&I 29%
$ 117B
Auto Floorplan & Inventory Finance 4%
Mortgage 17%
Equipment Finance 10%
CRE 13%
Consumer 44%

... with Geographically Diverse Product Footprint

Commercial | Consumer

Regional



- Consumer Banking
- Commercial Banking
- Small Business Banking
- Wealth Management
- Mortgage Banking

National



- Corporate Banking
- Specialty Banking
- Lease & Equipment Finance
- Inventory Finance
- Auto, RV, Marine

Diversified Portfolio with Aggregate Moderate-to-Low Risk Profile

Source: S&P Global; Note: Data as of 30-Sep-20. C&I loans include OO-CRE and leases.

Huntington 14

Powerful Opportunity to Drive Long-Term Growth

Supports Long-Term Goals to Deliver Sustainable, Through-the-Cycle Returns

Commercial Banking

- Increases the size of commercial loan portfolio by ~60%
- Leverage in-house capabilities for treasury management and capital markets
- Product and industry vertical specialization to do more for customers

Business Banking

- Brings Huntington's #1 SBA platform to business friendly Twin Cities and Denver
- Accelerates growth in Illinois on top of organically built #2 ranked SBA franchise[1]
- Commits more resources to grow business banking segment

Consumer & Private Client

- Top digital origination platform increases customer service and banking access
- Increasing the breadth of mortgage banking services in all markets
- Next-level private banking experience for commercial and affluent customers

#8 Equipment Finance[2]

#10 Municipal Underwriting[3]

#1 SBA 7(a) Lender in U.S.[1]

6 Greenwich Business Banking Awards[4]

#1 Bank Mortgage Originator Ohio / Michigan[5]

#8 Auto Bank Lender

$19B AUM[6]

[1] Small Business Administration ranking by 7(a) loan volume. [2] Monitor 100 bank-owned equipment finance business on a combined basis. [3] Per Bloomberg; 2019 US municipal underwriting manager by volume. [4] Greenwich Associates 2019 national and Midwest awards for overall satisfaction, likelihood to recommend, and cash management. [5] Pro forma combined rank in the states of Ohio and Michigan. [6] Pro forma AUM for combined company.

Huntington 15

Robust Due Diligence Process

Dedication of Company-Wide Resources to Assess Benefits, Risks, and Opportunities

Diligence Snapshot

By the Numbers

- **>350** professionals, including advisors and consultants
- **~80%** review of loan portfolio by balances

Credit Diligence Approach

- Reviewed risk framework, credit policies, strategies, committee materials, and loan files
- Assessment of performance trends across credit migration, delinquencies, and historical losses
- Commercial loan portfolio
    - Top lending relationships and exposures
    - Covid-19 impacted industries
    - Capital Solutions, Inventory Finance, and other specialty lending portfolios
- Consumer loan portfolio
    - Statistical analysis across portfolio segments and review of credit file samples

Diligence Focus Areas

Commercial Real Estate	Specialty Lending
Commercial Banking	Consumer Banking
Credit Underwriting & CECL	Internal Audit & Legal
Risk Management	Information Technology & Operations
Regulatory & Compliance	Marketing & Communications
Finance, Tax & Accounting	Human Resources

Detailed Diligence Process Aligned to Maintaining Huntington's Aggregate Moderate-to-Low Risk Appetite

Huntington 16

Financially Attractive Transaction Increases Scale and Growth

- **Building scale** – creating a top 10 U.S. regional bank
- **Expands prominence** in core markets and **extends into desirable new markets**, resulting in **leading density and distribution**
- **Synergistic transaction** with significant branch overlap produces **highly compelling financial results**
- Creates **peer-leading financial performance**
- **Accelerates digital investments and capabilities** across broader platform to enhance client value proposition
- Further **diversifies combined loan portfolio** across asset classes and markets
- **Lower risk, in-market transaction** benefiting from thorough diligence and **successful integration track record**

Huntington 17

 Appendix

   Pro Forma Loan and Deposit Composition  Deposits  Loans and Leases  $ 82B  $ 35B  $ 117B  $ 134B  $ 95B  $ 39B  Source: S&P Global; Note: Data as of 30-Sep-20. C&I loans include OO-CRE and leases.  19

Detailed Transaction Assumptions

Earnings Estimates
- Projections based on Wall Street consensus estimates

Synergies
- Identified $490MM of pre-tax cost synergies
  - Represents 37% of TCF's total non-interest expense or 40% excluding amortization and lease depreciation
- Realized 50% in 2021E, 75% in 2022E, and 100% thereafter
- Fair Play policy adjustment of $15MM pre-tax
- Revenue synergies identified but not modeled

Merger Expenses
- One-time pre-tax merger expenses of $880MM, realized 50% at closing and 50% in 2021E
- Fully reflected in pro forma tangible book value per share at closing for illustrative purposes

Loan Mark
- Gross credit mark-down of $859MM pre-tax or 2.4% of loans at close
- Loan interest rate mark-up of $372MM pre-tax or 1.1% of loans at close
- Non-PCD CECL reserve of $339MM established day-2 through provision expense (represents "double count" of the non-PCD credit mark)
- Loan interest rate mark and non-PCD credit mark amortized / accreted over expected loan maturity periods
- Reversal of TCF's existing unamortized loan mark projected at close (~$77MM)

Pre-tax $MM	Credit	Interest Rate	Total Mark
PCD Loan Mark	$(520)	$(8)	$(528)
Non-PCD Loan Mark	$(339)	$380	$41
Total Loan Mark	**$(859)**	**$372**	**$(487)**

Core Deposit Intangible
- 0.50% of TCF non-time deposits
- Amortized using sum-of-years digits over 10 years

Deposit Divestiture
- Estimated deposit divestiture of ~$450MM

Other Items
- Other interest rate fair market value adjustments on securities, time-deposits, borrowings with $(45)MM after-tax impact to equity and accreted through earnings
- Permanent fair market value adjustments on fixed assets, OREO, other assets and liabilities, and preferred stock with $(104)MM after-tax impact to equity
- 18% effective tax rate on TCF earnings and merger adjustments

Capitalization
- No changes to capital allocation priorities

Huntington 20

 Earnings Per Share Accretion     21  ($ in millions, except per share)  2022EGAAP EPS Accretion      Huntington 2022E consensus median estimate   $ 1,251  TCF 2022E consensus median estimate   494       After-Tax Transaction Adjustments     Fully realized cost synergies   $ 400  Core deposit intangible amortization, net   (9)  Fair Play policy adjustment   (12)  Loans and other fair market value adjustment amortization   (113)  Non-PCD loan credit mark accretion (“double-count”)   124  Incremental technology development spend    (16)  Other adjustments¹   11  Pro forma 2022E Huntington net income   $ 2,130  Pro forma average fully diluted shares   1,443       Huntington 2022E standalone EPS   $ 1.25       Pro Forma 2022E EPS   $ 1.48       $ EPS accretion to Huntington   $ 0.23  % EPS accretion to Huntington   18.1%  ¹ Other adjustments include: financing cost of cash, lost earnings from deposit divestiture, 18% tax rate adjustment, and net provision adjustment for TCF.  Fully Realized Synergies

Pro Forma Tangible Book Value Per Share

Tangible Book Value Per Share Build-Up



Cumulative Impact
$ 8.43
$ 0.38
$ 8.81
$ 0.05
1 %
$ 8.86
$(0.48)
(5)%
$ 8.38
$(0.19)
(7)%
$ 8.19
HBAN 3Q20 Standalone
Estimated Growth Through Close¹
HBAN Estimated at Close (2Q21)
Net A-T Merger Consideration & Fair Market Value Impacts²
Pro Forma TBVPS, Subtotal
Full One-Time A-T Merger Expenses³
Pro Forma TBVPS, Subtotal
Day 2 A-T CECL Non-PCD Reserve
Pro Forma TBVPS

Tangible Book Value Per Share Earnback

TBVPS Dilution at Close	$ 0.62
÷	
2022E GAAP EPS Accretion (Fully Realized Cost Synergies)	$ 0.23
Accretion Method TBVPS Earnback	2.7 years

[1] Includes the impact of estimated earnings, payment of dividends, repurchases through closing, and amortization of existing core deposit intangible.
[2] Includes merger consideration and purchase accounting adjustments.
[3] Includes full impact of one-time merger expenses for illustrative purposes.

Huntington 22

Non-GAAP Reconciliation: Adjusted Non-Interest Expense     23  ($ in millions)  Consensus Estimates12 Months Ended31-Dec-22       Adjusted Non-Interest Expense     Total Non-Interest Expense  $ 1,309   Other Intangibles Amortization  (18)  Lease Financing Equipment Depreciation  (72)       Adjusted Non-Interest Expense¹  $ 1,219        Pre-Tax Cost Synergies, Fully Realized  $ 490       % of Total Non-Interest Expense  37%  % of Adjusted Non-Interest Expense¹  40%  ¹ Adjusted noninterest expense is provided as it removes certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions.